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                                                                   Exhibit 24.2

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence G. Linnert and Nicholas J. Calise, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name, and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable The B.F.Goodrich Company (the "Company") to comply with the Securities Act of 1933 (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of shares of the Company's Common Stock ($5 par value) to be issued pursuant to conversion rights under the Term Income Deferrable Equity Securities ("TIDES") outstanding of Coltec Industries Inc ("Coltec") after it becomes a subsidiary of the Company, as well as various existing stock option and employee savings plans of Coltec, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to Registration Statements on Forms S-3 and S-8, and to any and all amendments, including post-effective amendments, to such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents this 24th day of March, 1999.



  /S/ LAURENCE A. CHAPMAN
---------------------------------
    (Laurence A. Chapman)
  Senior Vice President, Chief
      Financial Officer
 (Principal Financial Officer)